UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 7, 2017

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53979	20-1282850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10615 Professional Circle, Suite 201, Reno, NV 89521
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

______________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 8.01   Other Events.

Black

On December 7, 2017, BlackRidge Technology International, Inc. (the "Company") entered into a term sheet for a private placement of $6.0 million with an option to invest an additional $1 million in of Series B preferred stock and warrants to purchase the Company's common stock, subject to the completion of due diligence by the potential investor and the execution of a definitive purchase agreement. The Company anticipates that the initial closing of the private placement will be held in in January 2018, subject to market and other conditions.

On December 21, 2017, the Company issued a press release announcing the entry into the term sheet pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended. A copy of the press release is attached as Exhibit 99.1 hereto.

This Current Report on Form 8-K and the statements contained in Exhibit 99.1 are neither an offer to sell nor the solicitation of an offer to buy the Company's Series B preferred stock, warrants or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits
Exhibit Number	Title of Document

99.1	Press Release dated December 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.

Date: December 21, 2017	By: /s/ Robert Graham
Name: Robert Graham
Title: Chief Executive Officer and President